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                                                                   EXHIBIT 10.11

                         GRAHAM ENGINEERING CORPORATION

                        AMENDED SUPPLEMENTAL INCOME PLAN

     This Amended Supplemental Income Plan is hereby adopted this 23rd day of December, 1997, by Graham Engineering Corporation.

     WHEREAS, Graham Engineering Corporation has adopted a Supplemental Income Plan for the benefit of key management employees of Graham Engineering Corporation and Affiliated Companies, effective January 1, 1986; and

     WHEREAS, Graham Engineering wishes to revise and amend this Plan.

     NOW, THEREFORE, the Graham Engineering Corporation Supplemental Income Plan is revised to read as follows:

                                    ARTICLE I

                                NAME AND PURPOSE

     1.01 Name. The name of this Plan is the Graham Engineering Corporation Supplemental Income Plan.

     1.02 Purpose. The purpose of this Plan is to provide funds for retirement and/or death for key management Employees of the Company, of Affiliated Companies and their Beneficiaries. It is intended to aid the Company and Affiliated Companies in attracting and retaining Employees of exceptional ability by providing these Employees with the means to supplement their income and standard of living at retirement.


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                                   ARTICLE II

                                   DEFINITIONS

     2.01 Affiliated Company. (a) Any other corporation which is included within a "controlled group of corporations" within which the Company is also included, as determined under ss. 1563 of the Internal Revenue Code of 1954 as amended (the "Code") without regard to subsections (a)(4) and (e)(3)(C) of said Section 1563; (b) any other trades or businesses (whether or not incorporated) which, based on principles similar to those defining a "controlled group of corporations" for purposes of (a) above, are under common control and (c) any other organization so designated by the Board.

     2.02 Beneficiary. The person, persons or entity designated by a Participant in his participation agreement or, if applicable, the person provided in Section
7.03 to receive any benefits payable under the Plan.

     2.03 Board. The Board of Directors of the Company.

     2.04 Committee. The Committee appointed to administer the Plan pursuant to
Article X.

     2.05 Company. Graham Engineering Corporation, a Pennsylvania corporation, and all Affiliated Companies.

     2.06 Compensation. The total salary, exclusive of bonuses or director's fees, if any, paid or payable to a Participant by the Company.

     2.07 Disabled Participant. A Participant who, prior to his Normal Retirement Date (a) due to a physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence it deems satisfactory, cannot substantially perform the duties assigned to the Participant at the time of his disability or any similar duties


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or (b)(1) has total and permanent loss of sight of both eyes or (2) has both hands severed at or above the wrist or (3) has both feet severed at or above the ankle or (4) has such severance of one hand and one foot.

     2.08 Effective Date. January 1, 1986. However, no amendment shall apply to any Participant who became entitled to a benefit under this Plan prior to the date of adoption of the amendment.

     2.09 Employee. Any individual in the service of the Company.

     2.10 Final Salary. A Participant's annual Compensation, as of the date the Participant becomes entitled to benefits under this Plan, whether by reason of retirement, disability, death, voluntary separation from employment, reduction in service, or involuntary termination of employment.

     2.11 Normal Retirement Date. The day on which a Participant reaches the age of sixty-five (65) years.

     2.12 Participant. An Employee who becomes a Participant pursuant to Article III of this Plan.

     2.13 Plan. The Supplemental Income Plan set forth in this document and all amendments hereto.

     2.14 Spouse. A Participant's wife or husband who was lawfully married to the Participant at the time of the Participant's death.

                                   ARTICLE III

                                  PARTICIPATION

     3.01 Participation in General. An Employee shall be eligible to become a Participant upon being designated as eligible by the Board.

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     3.02 Enrollment. An Employee eligible to become a Participant shall become a Participant by executing a participation agreement and delivering it to the Committee.

     3.03 Annual Designation. The Board shall designate Employees eligible to become Participants. An Employee who becomes a Participant shall remain a Participant until declared ineligible for further participation by action of the Board.

                                   ARTICLE IV

                                  CONTRIBUTIONS

     4.01 Company Contributions. The Company may or may not make contributions to a fund or otherwise to assist in meeting its obligations under this Plan. Regardless of whether the Company does or does not make contributions, a Participant shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting such obligations as may rise under the Plan. Nothing contained in the Plan, nor any action taken pursuant to its provisions, will create or be construed to create a trust or a fiduciary relationship between the Company and any Participant or any other person. To the extent that any person acquires a right to benefits under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan will be paid from the general funds of the Company and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts.

     4.02 Participant Contributions. No Participant contributions are required or permitted under this Plan.

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                                    ARTICLE V

                               RETIREMENT BENEFITS

     5.01 Normal Retirement Benefit. A Participant who retires on or after his Normal Retirement Date will be entitled to receive an annual normal retirement benefit equal to a percentage (not less than 10% nor more than 50% as specified in his Participation Agreement) of his Final Salary payable for a period of fifteen (15) years. This annual normal retirement benefit shall be increased by four percent (4%) per year during each of the fifteen (15) years in which it is paid.

     5.02 Voluntary Separation From or Reduction in Service Before Normal Retirement Date. A Participant who voluntarily leaves the employ of the Company prior to his Normal Retirement Date or who at any time prior to his Normal Retirement Date voluntarily becomes employed for fewer than 1,500 hours during a calendar year will be entitled to receive a normal retirement benefit under this Plan commencing at his Normal Retirement Date, calculated in accordance with
Section 5.01 except that his Final Salary will be determined at the time of his voluntary separation or reduction in service. Notwithstanding the foregoing, if the Participant has not reached the age of 55 years at the time of his voluntary separation or by multiplying the amount determined under Section 5.01 of this Plan by the following applicable percentage:

       Age at Separation or
       Reduction in Service                     Percentage
       --------------------                     ----------

                45                                  18
                46                                  19
                47                                  20
                48                                  22
                49                                  23

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       Age at Separation or
       Reduction in Service                     Percentage
       --------------------                     ----------

                50                                  24
                51                                  25
                52                                  29
                53                                  32
                54                                  36

The benefit determined in this section shall be subject to the provisions of Sections 5.03, 5.04, and 5.05.

     5.03 Normal Form of Payment. Retirement benefits will be paid in the form of equal annual, quarterly or monthly payments, as requested by the Participant at the time payments commence and approved by the Committee.

     5.04 Commencement of Payments. A Participant's normal retirement benefit will commence on the first day of the calendar month following the date on which a Participant reaches his Normal Retirement Date.

     5.05 Forfeiture of Benefits Upon Competing With The Company. Notwithstanding any provisions of this Plan to the contrary, should a Participant directly or indirectly engage in, represent in any way, be connected with, furnish consulting services to, be employed by, or have any interest in (whether as owner, partner, servant, agent, employee, consultant, officer, director or shareholder) any trade or business located within the continental United States (or such smaller geographic area as a court of competent jurisdiction deems reasonable) similar to the trade or business of the Company in which Participant is employed at his termination of employment, the Committee may, in its sole discretion, terminate all payments to be made under this Plan, even if benefit payments have already commenced.

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                                   ARTICLE VI

                                 DEATH BENEFITS


     6.01 Pre-Retirement Death Benefit. If a Participant has not commenced receiving benefits hereunder prior to his death, his Beneficiary shall receive an annual death benefit, payable for a period of ten (10) years, equal to a percentage (as stated in his Participation Agreement) of his Final Salary as of the date of the Participant's death.

     6.02 Post-Retirement Death Benefit. If a Participant has commenced receiving benefits hereunder prior to his death, his Beneficiary shall receive the remaining benefits that otherwise would have been payable to the Participant.

     6.03 Commencement of Payments. If a Participant dies after payment of benefits to him hereunder has commenced, such benefits will continue to be paid to his Beneficiary, either as monthly, quarterly or annual payments as requested by the Beneficiary and approved by the Committee. If a Participant dies before payment of benefits to him hereunder has commenced, the death benefit provided herein will commence to be paid to his Beneficiary on the first day of the calendar month following the Participant's death in annual, quarterly or monthly payments as requested by the Beneficiary and approved by the Committee.

                                   ARTICLE VII

                             BENEFICIARY DESIGNATION

     7.01 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to Participant of the benefits due him under the Plan.

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     7.02 Amendments, Marital Status. If a Participant's Compensation is
considered community property within such Participant's state of residence, any Beneficiary designation (other than Spouse) made by a Participant then married shall not be valid or effective if such Beneficiary (or combination thereof) is to receive more than fifty percent (50%) of such Participant's aggregate benefits payable hereunder unless the Spouse shall, in writing, approve such designation. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Company. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke any such designation in favor of the former spouse.

     7.03 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by divorce or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the benefits provided hereunder, the Participant's designated Beneficiary shall be deemed to be the person or persons then surviving in the first of the following classes in which there is a survivor, share and share alike:

     (a) The Participant's surviving Spouse.

     (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living. The Payment to the deemed Beneficiary shall completely discharge the Company's obligations under this Plan. If no person described in (a) or (b) survives, however, no further payments shall be made.

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                                  ARTICLE VIII

                               DISABILITY BENEFITS



     8.01 Disabled Participants. A Disabled Participant whose employment with the Company terminates because of his disability will be entitled to receive a normal retirement benefit under this Plan, commencing at his Normal Retirement Date, calculated in accordance with Section 5.01 except that his Final Salary will be determined at the time his employment terminates.

     8.02 Recovery from Disability. A Disabled Participant who continues or resumes employment with the Company shall be entitled to remain or resume his status as a Participant under this Plan if he is redesignated as a Participant by the Board.

                                   ARTICLE IX

                     TERMINATION OF EMPLOYMENT: REEMPLOYMENT

     9.01 Involuntary Termination of Employment. (a) A Participant whose employment is terminated by the Employer prior to his reaching his Normal Retirement Date will, except as provided in subsections (b) and (c) of this section, be entitled to receive a normal retirement benefit under this Plan, commencing at his Normal Retirement Date, calculated in accordance with Section
5.01 except that his Final Salary will be determined at the time his employment terminates.

     (b) The provisions of subsection (a) of this section will not apply and no benefit will be paid to any Participant whose employment is terminated for just cause. For this purpose, "just cause" shall mean any wilful conduct related to and adverse to the interests of the Company, whether or not criminal in nature, and shall include, but not be limited to, unauthorized disclosure of Company business matters and embezzlement of Company funds.

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     (c) Should any Participant whose employment termination is subject to subsection (a) engage thereafter in any activity which, if engaged in by him after his Normal Retirement Date, would cause his benefits to be terminated, as provided in Section 5.05, he shall forfeit any and all rights to any benefit provided under this Section 9.01.

     9.02 Termination of Status. If a Participant who has not reached his Normal Retirement Date remains employed by the Company but ceases to be a Participant, he will be considered a Participant whose employment has been terminated by the Employer and will be entitled to receive benefits hereunder in accordance with the provisions of Section 9.01 hereof. If any such Participant subsequently is designated by the Board to again become a Participant, the Participant will be deemed to have remained a Participant at all times for all purposes of this Plan.

     9.03 Reemployment Benefits Suspension. If a retired Participant is reemployed by the Company, payment of his benefits hereunder will be suspended during the period of his reemployment.

                                    ARTICLE X

                                 ADMINISTRATION

     10.01 Committee; Duties. This Plan shall be administered by a Committee which shall consist of not more than three (3) persons appointed by the Board. Members of the Committee may be Participants under this Plan. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

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     10.02 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Employer.

     10.03 Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.01 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company may not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies shall be, and remain, the general unpledged and unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay a benefit in the future.

     11.02 Obligations to the Company. If a Participant becomes entitled to a distribution of benefits under the Plan and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the


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Company may offset such amount owed it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

     11.03 Withholding Payroll Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from an employee's wages for the federal or any state or local government.

     11.04 Right to Amend or Terminate. The Company expects and intends to continue the Plan indefinitely; but it reserves the right, by action of the Board, to amend, alter, suspend or terminate the Plan in whole or in part, and at any time. In the event this Plan is terminated or is amended in any way which reduces by more than twenty-five percent (25%) a benefit to which a Participant is entitled, a Participant shall nevertheless be entitled to receive a benefit determined as provided in Section 9.01 except that (a) the effective date of the termination or amendment of the Plan shall be considered the date of termination of employment as provided in that section and (b) the percentage of his normal retirement benefit to be used in determining his annual benefit shall be the greater of the percentage stated in item 7 of his participation agreement or fifty percent (50%).

     11.05 Alienation of Benefits. No benefits payable under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering or charging the same will be void and of no effect. No benefit will be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.


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     11.06 Payment to Minors and Incompetents. If any individual entitled to receive any benefits hereunder is a minor, or is deemed by the Board or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, his benefits will be paid to the duly appointed guardian or committee of such minor or incompetent or to such person or persons who the Committee believes is or are caring for or supporting such individual. Any such payments, to the extent thereof, will be a complete discharge for the payment of such benefit.

     11.07 Unclaimed Benefits. If any benefit under the Plan has been payable to and unclaimed by any person for a period of four (4) years since the whereabouts or existence of such person was last known to the Committee, the Committee may direct that all rights of such person to payments then accrued and to future payments be terminated absolutely, provided that if such person subsequently appears and identifies himself to the satisfaction of the Board, benefits will be reinstated.

     11.08 Not a Contract of Employment. The Plan is purely voluntary on the part of the Company. Neither the establishment of the Plan, nor any amendment thereto, nor the creation of any fund or account, nor the payment of any benefit will be construed as conferring upon any Participant the right to be retained in the employ of the Company; and all Participants will remain subject to discharge, discipline or termination to the same extent as if the Plan had never been established.

     11.09 Gender and Number. Whenever used herein, the masculine pronoun will include the feminine and the singular the plural, unless a different meaning is plainly required by the context.

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     11.10 Construction. The Plan will be construed, enforced and administered according to the laws of the Commonwealth of Pennsylvania. In the event any provision of the Plan is held illegal or invalid for any reason, it will not affect the remaining provisions of the Plan, but the Plan will be construed and enforced as if such illegal and invalid provision had not been included therein.

     IN WITNESS WHEREOF, Graham Engineering Corporation has executed this Plan the day, month and year first above written.



Attest:                                     GRAHAM ENGINEERING CORPORATION

____________________________                By:_______________________________
Secretary


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                         GRAHAM ENGINEERING CORPORATION

                            SUPPLEMENTAL INCOME PLAN

                             PARTICIPATION AGREEMENT

1.   Name and address of Participant:

          Philip R. Yates
          1260 Oakdale Drive
          York, PA 17403

2.   Birth Date of Participant:

          December 14, 1947

3. Beneficiary Designated by Participant (Name, address and relationship (if any)):

          Souse, if living

          Descendants per Stirpes if Spouse is not living.

4.   Applicable Percentage of Final Salary as Provided in Section 5.01:

          Twenty-Five Percent (25%)

5.   Applicable Percentage for Pre-Retirement Death Benefit as Provided in
     Section 6.01:

                         Twenty-Five Percent (25%)

Intending to be legally bound hereby, I hereby accept the provisions of the Graham Engineering Corporation Amended Supplemental Income Plan and have executed this Participation Agreement this ____ day of ____________ , 1998.

Witness:


__________________________                                ______________________
                                                              Philip R. Yates